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                                                                EXHIBIT 10.17

                                GOLDENACCESS.COM
                    IP TELEPHONY GATEWAY PURCHASE AGREEMENT

This Purchase Agreement (hereinafter called the "Agreement") entered as of February 15, 2000 between Hertford Enterprises L.L.C., Texas, USA (hereinafter called "Customer") and Golden Access.com of Miami, Florida, USA (hereinafter called "Golden Access") establishes the terms and conditions under which Golden Access will supply the IP Telephony Gateway (hereinafter called "Product") to the Customer.

Golden Access agrees to sell the Product as follows:

         1. Golden Access ViP Internet Telephony Gateway configuration of:

                  o        4-Port System - $US 12,000.00

                  This system can be upgraded to an 8 port system for an additional $US 4,000.00 at anytime during the term of this Agreement.

         2. Payment Terms are 25% downpayment upon signing of this Agreement and 75% upon delivery by certified cheque, bank transfer or an irrevocable Letter of Credit from a financial institution acceptable to Golden Access.

         3. Golden Access grants the Customer a personal, non-exclusive, non-transferable license to use the IP Telephony Gateway software solely for the operation of the Customer's IP Telephone services to its subscribers. Under the terms of this license, the Customer shall not:

                  o        modify or copy the software

                  o reverse compile or reverse engineer all or any portion of the software

                  o distribute, disclose or transferthe software to any third party

         4. Golden Access will provide remote product support on a Mon.-Fri. (9am EST - 6pm EST) basis and access to new software releases for a period of 1 year at no additional charge to the Customer. The Customer will provide Golden Access with all the necessary information and cooperation required for its technical support personnel to remotely access the system for maintenance and troubleshooting purposes. These procedures are outlined in Appendix C, attached hereto. If the Customer should request on-site technical support, this will be provided at the prices and terms listed in Appendix C.

         5. Golden Access can offer annual extensions of the technical support/software update package to the Customer and these are available at the rates outlined in Appendix C.

         6. Golden Access will provide one (1) set of all the necessary technical documentation, including User Manuals, etc. associated with the Product.

         7. Golden Access will make available to the Customer, training in the installation and operation of the Product with a schedule and location to be agreed upon between both parties. All travel and related expenses shall be borne by the Customer. In the event that the Customer elects to have Golden Access perform the initial installation as per paragraph 8 below, and wants the training conducted during the installation period, the Customer will be responsible for any additional living expenses associated with said training.

         8. Golden Access can provide On-site Installation at a rate of $750 per day plus all travel and related expenses.






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                                GOLDENACCESS.COM
                          COMMERCIAL SERVICE AGREEMENT

This Commercial Service Agreement (hereinafter called the "Agreement") entered as of February 15, 2000 between Hertford Enterprises L.L.C., Texas (hereinafter called "Customer") and Golden Access.com of Miami, Florida, USA (hereinafter called "Golden Access") establishes the terms and conditions under which Golden Access will provide international IP Telephony termination service (hereinafter called "Service") to the Customer.

A.       NATURE OF SERVICES

         Golden Access will provide non-exclusive termination service for international telephone traffic originating from the Customers' IP Telephony Gateway purchased from Golden Access under the IP Telephony Gateway Purchase Agreement. The destinations and rates offered are outlined in Appendix B, attached hereto.

B.       CUSTOMER OBLIGATIONS

         Customer will be responsible to supply all the equipment and connection services required to interface the IP Telephony Gateway to the local PSTN network and the Internet. All associated costs are borne solely by the Customer, including recurring connection charges, throughout the term of this Agreement. Customer is solely responsible for the all administrative and technical support aspects of their subscribers, including billing and collection.

C.       GOLDEN ACCESS OBLIGATIONS

         Golden Access will provide remote technical support on a 24 x 7 basis at no charge to the Customer. The Customer will provide Golden Access with all the necessary information and cooperation required for its technical support personnel to remotely access the system for maintenance and troubleshooting purposes. These procedures are outlined in Appendix C, attached hereto.

         If the Customer should request additional on-site technical support, this will be provided at the prices and terms listed in said Appendix C.

         In the event that a Service Interruption occurs and a resolution has not been provided by Golden Access within 24 hours of the problem being reported, the Customer may, at its discretion, invoke Clause
         6.1 of the General Terms and Conditions herein. A Service Interruption will be deemed to have occurred only if the entire service becomes unusable to the Customer as a result of failure of Golden Access's Product used to provide the Service and only where the interruption is not the result of a) the negligence or acts of the Customer or its agents; b) the failure or malfunction of non-Golden Access equipment or systems not provided by Golden Access; c) circumstances or causes beyond the control of Golden Access; or d) a service interruption caused by scheduled service maintenance, alteration or implementation.

         The foregoing states the Customer's sole remedy for service interruption under the Agreement, and in no event shall Golden Access be liable for any indirect, consequential or special loss or damage suffered which, for the avoidance of doubt, shall include loss of profits and contracts.



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D.       BILLING

         In consideration of the services rendered by Golden Access, Customer shall pay termination fees as outlined in Appendix B which may be adjusted from time to time at the discretion of Golden Access and the new rate table shall be effective upon 15 days notice, unless interim rate changes are necessary to improve Quality of Service.

         In order to secure payment for these services, the Customer agree to deposit prior to the performance of any services an amount of $2,500.00 to cover one times the estimated average monthly sales volume. This deposit shall be either as Cash, Certified Cheque, Bank transfer and/or an irrevocable Letter of Credit from a financial institution acceptable to Golden Access. Said deposit shall be subject to offset by Golden Access in the event payment of the outstanding account balance is not made after 7 days from receipt of invoice. Golden Access reserves the right to review the deposit from time to time and adjust the required amount necessary based upon invoiced amounts for previous billing periods.

         A bi-weekly financial settlement will take place between Golden Access and the Customer. This settlement will be based upon the CDR (Call Detail Records) produced by the Service which indicate the necessary accounting information required to calculate the amount due. Golden Access will prepare the invoice and a settlement report detailing each transaction from the CDRs collected by its Network Control Center. Should there be any discrepancies in the call detail reports, the items in question shall be deferred to a further review process. These discrepancies shall in no way delay the settlement process as a whole and will be treated as a separate deficiency to be reconciled within a period of 30 days. A 10% discount on the rates in Appendix B will be offered to the Customer for the first 3 months of this Agreement, after which time, the regular rates will apply unless there is a mutual agreement to extend the discount. The discount will be applied against the total due for each billing period.

E.       TERM OF AGREEMENT

         The initial term of this Agreement is for a period of two (2) years and shall be extended on an annual basis thereafter unless terminated under the terms of Clause 6 of the General Terms and Conditions of this Agreement.



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                          GENERAL TERMS AND CONDITIONS

CLAUSE 1 - COPYRIGHT AND CONFIDENTIALITY

1.1 Each Party agrees to maintain in strict confidence all plans, designs, drawings, trade secrets and other proprietary information of the other Party which is disclosed pursuant to this Agreement.

1.2 Golden Access retains title to all portions, excluding third party licenses, of the software associated with the Product. A
         Non-Disclosure Agreement, as per Appendix A, shall be signed by both Parties.


CLAUSE 2 - PRICES/PAYMENT TERMS

2.1      All prices are FOB Miami, FLA., USA

2.2 Golden Access reserves the right to charge interest on all delinquent payments at an annualized rate of 2 percentage points above the commercial rate as listed by its banking institution.

2.3 The Golden Access prices do not include the cost to Golden Access or its employees of any taxes, duties, levies or other like charges payable by them or any of them under the laws or regulations in force in countries other than the United States and to the extent that such taxes, duties, levies and other like charges are required to be paid, these shall be borne solely by the Customer.


CLAUSE 3 - WARRANTY

3.1 Golden Access warrants that the Product shall be free of defects and perform in accordance with Golden Access's specifications for a period of ninety (90) days from delivery to the Customer. Golden Access's sole obligation under this warranty shall be to provide remote Technical Support as outlined in Appendix A in an effort to remedy the defect. The warranties in this article will be voided if the Product is modified in any way by the Customer and/or its agents without written authorization from Golden Access. GOLDEN ACCESS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OF IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


CLAUSE 4 - LIABILITY

4.1 Under no circumstances shall Golden Access, its employees or contractors be liable for any direct, indirect, incidental, special, punitive or consequential damages that may result in any way from the negligence or acts of the Customer or its agents, the failure or malfunction of non-Golden Access equipment, the Customer's (or Customer's authorized users) use of, or inability to use the Product or any part thereof, resulting from errors, omissions, interruptions, delays in operation or transmission, or any failure of performance of the Internet and/or PSTN networks.

4.2 Neither Golden Access or its third party licensors will be liable for indirect, incidental, special or consequential damages including but not limited to lost data or lost profits, however arising, even if it has been advised of the possibility of such damages. The liability of Golden Access and its third party licensors for damages under this agreement shall in no event exceed the amount paid by the Customer to Golden Access under this Agreement for the Product as to which the claim arose.


CLAUSE 5 - FORCE MAJEURE

5.1 GOLDEN ACCESS shall not be liable for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by an event of Force Majeure, including but not limited to, fire, flood, explosion, accident, war, strike, embargo, government requirement, civil or military authority, Act of God, inability to secure materials, labour or transportation, acts of omissions of common carrier or




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         warehouseman, or any other causes beyond their reasonable control. Any such delay or failure shall suspend the Agreement until the Force Majeure condition ceases and the Term shall be extended by the length of the suspension.

CLAUSE 6 - SUSPENSION/TERMINATION

6.1 Either Party may, by written notice to the other Party, suspend or terminate its obligations under the Agreement

         a) in the event that either Party shall have failed to pay or authorize payment of any sum to the other Party when due under the Agreement; or

         b) in the event that either Party is in breach of the Agreement and shall fail after receiving not less than thirty (30) days written notice to take effective steps to remedy such breach; or

         c) in the event that either Party goes into liquidation except for the purposes of corporate re-organization or otherwise ceases trading.

         Any suspension or termination as a result of the foregoing, does not absolve the Customer from its obligations to pay any outstanding invoices due under the Agreement.


CLAUSE 7 - EFFECTIVE DATE OF AGREEMENT

7.1 This Agreement shall become effective on that date which it is duly initialed, signed and dated by authorized representatives of Golden Access and the Customer. Neither Party may assign, transfer the whole or any part of this Agreement to anyone without written consent by the other Party.


CLAUSE 8 - ARBITRATION AND JURISDICTION

8.1 All differences and disputes between the Parties arising from this Agreement which cannot be settled by mutual agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC). The arbitration proceeding shall take place at Miami, Florida and the language of the arbitration proceeding, the award and all documents filed or submitted in connection therewith shall be in English.

8.2 This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Florida, USA.

8.3 All correspondence relevant to the performance of this Agreement shall be in English and when given to Golden Access, should be addressed to:

                  Golden Access.com
                  6161 Blue Lagoon Drive, Suite 190
                  Miami, FLA 33126

         and when given to the Customer, should be addressed to:

                  Hertford Enterprises LLC
                  403 Lillard Rd., Suite B
                  Arlington, Texas 76012

This Agreement supersedes all other prior discussions and negotiations between the Customer and Golden Access and sets forth the understanding between both Parties as to the intent of this Agreement. It may be modified in writing only, provided it is signed by a duly authorized representative of both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date herein;

Golden Access.com                                     Customer




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                                   APPENDIX A

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This agreement is entered into as of January 12, 2000 between Hertford Enterprises LLC and Golden Access.com, WHEREAS, each entity executing this agreement (hereinafter "Party") agrees that for the purpose of evaluating a potential business relationship, the parties will disclose and receive information under the terms and conditions specified below:

NOW THEREFORE, the parties hereby agree as follows:

1. All communications or data, in any form, which are disclosed by one Party or any of its subsidiary, parent or associate companies ("Disclosing Party") to the other Party or any of its subsidiary, parent or associate companies ("Receiving Party") and which are to be protected hereunder against unrestricted disclosure or competitive use by the Receiving Party shall be deemed to be "Confidential Information".

2. All Confidential Information, if in writing or other tangible form, shall be labeled as "Confidential" at the time of its delivery, and, if oral, shall be identified as "confidential" prior to disclosure.

3. Confidential Information of the Disclosing Party shall be treated as confidential and safeguarded hereunder by the Receiving Party for a period of two (2) years from the date of disclosure unless earlier waived in writing by the Disclosing Party.

4. The Receiving Party agrees that (a) any Confidential Information disclosed hereunder shall be used by the Receiving Party solely for the purpose set forth above and (b) except as may be required by applicable law or legal process, the Receiving party will not disclose or disseminate such Confidential Information to anyone, except to those employees (including employees of its parent, subsidiaries and affiliates) and professional advisers who have the need to know such Confidential Information for the purpose for which it is disclosed, unless and until such time as such Confidential Information:

         a) is available generally to the public, other than as a result of a breach of this Agreement; or,

         b) is disclosed lawfully to the Receiving Party by a third party who is free lawfully to disclose the same; or,

         c)       is developed independently by the Receiving Party; or,

         d) The applicable period of confidentiality pursuant to paragraph 3 has ended.

         e) is already in the possession of the Receiving Party and is subject to an existing agreement of confidence between the parties.

6. The Receiving Party shall use reasonable safeguards against the unauthorized disclosure of confidential and proprietary information and shall advise all of its employees and professional advisers having access to Confidential Information of the obligations hereunder.

7. Upon expiration of the period of confidentiality, or sooner upon written request of the Disclosing Party, all Confidential Information in the possession of the Receiving Party shall be returned to the Disclosing Party or destroyed, at the option and instruction of the Disclosing Party.

8. It is understood that this Agreement is not intended to, and does not, obligate either Party to enter into any further agreements or to proceed with any relationship or other transaction.

9. This agreement shall be governed by and construed in accordance with the laws of the State of Florida, USA.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date herein.


Company: Hertford Enterprises LLC                Golden Access.com

Signature:
          -------------------------              ------------------------------

Name:
     ------------------------------              ------------------------------




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                                   APPENDIX B

                       GOLDEN ACCESS RATE TABLE ATTACHED
                    1.11.1999 HERTFORD ENTERPRISES LLC RATES




















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